UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2024

AMERICAN HOMES 4 RENT

AMERICAN HOMES 4 RENT, L.P.

(Exact name of registrant as specified in its charter)

American Homes 4 Rent	Maryland	001-36013	46-1229660
American Homes 4 Rent, L.P.	Delaware	333-221878-02	80-0860173
	(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Pilot Road

Las Vegas, Nevada 89119

(Address of principal executive offices) (Zip Code)

(805) 413-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Class A common shares of beneficial interest, $.01 par value	AMH	New York Stock Exchange
Series G perpetual preferred shares of beneficial interest, $.01 par value	AMH-G	New York Stock Exchange
Series H perpetual preferred shares of beneficial interest, $.01 par value	AMH-H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 2, 2024, American Homes 4 Rent, L.P. (the “Operating Partnership”), the operating partnership of American Homes 4 Rent (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, BofA Securities, Inc., PNC Capital Markets LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Operating Partnership agreed to issue and sell $500,000,000 aggregate principal amount of the Operating Partnership’s 5.250% Senior Notes due 2035 (the “Notes”). The Notes will be issued at 99.484% of par value with a coupon of 5.250% per annum. Interest on the Notes is payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2025. The Notes will mature on March 15, 2035. The Operating Partnership estimates that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Operating Partnership, will be approximately $492.7 million. The offering is expected to close on December 9, 2024 subject to the satisfaction of customary closing conditions.

The offering was made pursuant to an automatic shelf registration statement filed with the Securities and Exchange Commission on June 9, 2023 (File Nos. 333-272547 and 333-272547-01), a base prospectus, dated June 9, 2023, and prospectus supplement, dated December 2, 2024, filed by the Operating Partnership with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Operating Partnership intends to use the net proceeds from the offering for the repayment of outstanding indebtedness, which may include repayment of amounts outstanding on its revolving credit facility, repayment or voluntary prepayment of all or a portion of its outstanding 2015-SFR1 asset-backed securitization notes, as well as general corporate purposes, including, without limitation, property acquisitions and developments, the expansion, redevelopment and/or improvement of existing properties in the Company’s portfolio, other capital expenditures, working capital and other general purposes.

The Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

A copy of the Underwriting Agreement is attached to this report as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 2, 2024, by and among American Homes 4 Rent, L.P. and J.P. Morgan Securities LLC, BofA Securities, Inc., PNC Capital Markets LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named therein.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Notes.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2024		AMERICAN HOMES 4 RENT

	By:	/s/ Sara H. Vogt-Lowell
Sara H. Vogt-Lowell
Chief Legal Officer

Date: December 3, 2024		AMERICAN HOMES 4 RENT, L.P.

	By:	American Homes 4 Rent, its General Partner

	By:	/s/ Sara H. Vogt-Lowell
Sara H. Vogt-Lowell
Chief Legal Officer